UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2024

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6303 Waterford District Drive, Suite 215 Miami, Florida 33126	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NSPR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers

On November 25, 2024, the board of directors of InspireMD, Inc. (the “Board” and the “Company”, respectively) appointed Mr. Scott R. Ward as a Class II member of the Board, effective as of that date, with a term expiring at the Company’s 2025 annual meeting of stockholders. In connection with his appointment, on November 25, 2024, Mr. Ward was granted (a) options to purchase 16,647 shares of common stock (the “Options”), and (b) 43,548 shares of restricted stock (the “Restricted Stock”) under the Company’s 2021 Equity Compensation Plan. The Options have an exercise price equal to the closing price of the Company’ common stock on the date of grant and have a term of 10 years from the date of grant. The Options and the Restricted Stock will vest and become exercisable on the one-year anniversary of the date of the grant, subject to Mr. Ward’s continued service to the Company, provided that in the event that Mr. Ward is either (i) not reelected as a director at the Company’s 2025 annual meeting of stockholders, or (ii) not nominated for reelection as a director at the Company’s 2025 annual meeting of stockholders, any unvested Options or Restricted Stock will vest in full and become exercisable on the date of the decision not to reelect or nominate him (as applicable).

Mr. Ward previously served as the Chief Executive Officer and President of Cardiovascular Systems, Inc. from August 2016 to April 2023, prior to its acquisition by Abbott Laboratories (NYSE: ABT). In addition, Mr. Ward was appointed as a director of Cardiovascular Systems in November 2013 and as its chairman of the board in November 2014. Mr. Ward also serves as President and Managing Director of Raymond Holdings, LLC, a firm focused on the life sciences with activities in venture capital, corporate strategy, and transactional advisory services (strategic alliances, licensing, divestitures, mergers, and acquisitions). From 2013 until 2019, Mr. Ward served as a Managing Director at SightLine Partners, an investment manager focused on private medical technology, digital health and life sciences companies. From 1981 to 2010, Mr. Ward was employed by Medtronic, Inc. and held a number of senior leadership positions. Mr. Ward was Senior Vice President and President of Medtronic’s CardioVascular business from May 2007 to November 2010. Prior to that he was Senior Vice President and President of Medtronic’s Vascular business from May 2004 to May 2007, Senior Vice President and President of Medtronic’s Neurological and Diabetes business from February 2002 to May 2004, and President of Medtronic’s Neurological business from January 2000 to January 2002. He was Vice President and General Manager of Medtronic’s Drug Delivery business from 1995 to 2000. Prior to that, Mr. Ward led Medtronic’s Neurological Ventures in the successful development of new therapies. Mr. Ward serves on the boards of several private companies. Mr. Ward holds a B.S. in Genetics and Cell Biology, an M.S. in Toxicology, and an M.B.A., all from the University of Minnesota.

Item 7.01. Regulation FD Disclosure.

On November 25, 2024, the Company issued a press release titled “InspireMD Announces Appointment of Accomplished Medical Technology Executive Scott R. Ward to its Board of Directors”. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K that is furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date:	November 25, 2024	By:	/s/ Craig Shore
		Name:	Craig Shore
		Title:	Chief Financial Officer